UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2009 (October 28, 2009)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 1, 2009, The Hamilton Company, Inc. (“Hamilton”), a full service real estate management company that performs management services for the New England Realty Associates Limited Partnership (the “Partnership”), entered into a purchase and sale and escrow agreement (the “Purchase Agreement”) with 175 Freeman Street Investors LLC to acquire the Dexter Park Apartments, a 409 unit apartment building located at 175 Freeman Street, Brookline, Massachusetts (the “Acquired Property”), for a purchase price of $129.5 million in cash.  In connection with the execution of the Purchase Agreement, Hamilton paid a non-refundable deposit in the amount of $5 million, including $2.5 million funded by the Partnership.

On October 28, 2009, the Joint Venture completed the acquisition of the Acquired Property.  In connection with the acquisition of the Acquired Property, the Partnership formed HPT Associates, LLC (the “Joint Venture”), a joint venture between the Partnership and HBC Holdings, LLC (“HBC”), a limited liability company managed and indirectly beneficially owned through several entities by Harold Brown, the treasurer and a director of NewReal, Inc., the general partner of the Partnership (the “General Partner”).  The Partnership owns a 40 percent non-controlling equity interest in the Joint Venture and HBC owns a 60 percent equity interest in the Joint Venture.  After the completion of the acquisition of the Acquired Property, the Joint Venture owns 100% of the outstanding equity interests in Hamilton Park Towers, LLC (“Hamilton Park”) and Hamilton Park is the direct owner of the Acquired Property.  Mr. Brown and the General Partner are the managers of both the Joint Venture and Hamilton Park.

In connection with the formation of the Joint Venture and the acquisition of the Acquired Property, the following capital was contributed to the Joint Venture:

1.               A cash contribution from the Partnership of approximately $17.4 million, including approximately $7.8 million loaned to the Partnership by HBC (the “HBC Loan”);

2.               $89.9 million from a mortgage financing obtained by Hamilton Park from Wachovia Multifamily Capital, Inc. (the “Wachovia Loan”) and secured by the Acquired Property and entered into simultaneously with the acquisition of the Acquired Property; and

3.               A cash contribution from HBC of approximately $23.7 million.

The funds from these cash contributions were the source of the funds used by the Joint Venture to pay the $129.5 million purchase price for the Acquired Property.  The HBC Loan has a term of four years, bears interest at a rate of 6.0 percent per annum, may be called by HBC at any time with six months written notice to the Partnership, and is secured by the Partnership’s 99 percent ownership interest in Boylston Downtown Limited Partnership.  The Wachovia Loan has a term of ten years, bears interest at a rate of 5.57 percent per annum, provides for interest only payments for the first two years, and may be prepaid at any time subject to a prepayment penalty.  Copies of the pledge agreement and promissory note for the HBC Loan are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference. A Copy of the promissory note for the Wachovia Loan is filed herewith as Exhibits 10.3 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant intends to file the financial information required by this paragraph (a) of Item 9.01 as an amendment to this Form 8-K within 71 days of the date that this Current Report on Form 8-K is filed with the Securities and Exchange Commission.

(b)                                 Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Registrant intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8-K within 71 days of the date that this Form 8-K is filed with the Securities and Exchange Commission.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Pledge Agreement dated October 28, 2009 by and between New England Realty Associates Limited Partnership and HBC Holdings, LLC.

10.2	Promissory Note dated October 28, 2009 of New England Realty Associates Limited Partnership in favor of HBC Holdings, LLC.

10.3	MultiFamily Note - CME of Hamilton Park Towers, LLC, as Borrower, in favor of Wachovia Multifamily Capital, Inc., as Lender, in the principal amount of $89,914,000 dated October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President

Date November 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pledge Agreement dated October 28, 2009 by and between New England Realty Associates Limited Partnership and HBC Holdings, LLC.

10.2	Promissory Note dated October 28, 2009 of New England Realty Associates Limited Partnership in favor of HBC Holdings, LLC.

10.3	MultiFamily Note - CME of Hamilton Park Towers, LLC, as Borrower, in favor of Wachovia Multifamily Capital, Inc., as Lender, in the principal amount of $89,914,000 dated October 28, 2009.